                                                                   EXHIBIT 10.44

                         SUPPLY AND SERVICE AGREEMENT


     This Supply and Service Agreement (this "Agreement") is entered into, as of this 26 day of November, 1996 and effective as of the closing of the below-
     ----
defined Asset Purchase Agreement ("Effective Date") by and between CellStar, Ltd., a Texas limited partnership, ("CellStar") and MCI Telecommunications Corporation, a Delaware corporation, ("MCI").

     WHEREAS, MCI has simultaneously herewith purchased certain assets used by CellStar in connection with the operation of its retail business involving the sale and activation of wireless communications equipment at kiosks located inside Sam's Club locations throughout the United States. (Such kiosks located inside Sam's Clubs throughout the United States which may hereafter be owned or operated by MCI are hereinafter referred to as the "Communication Centers"); and

     WHEREAS, MCI has simultaneously herewith entered into an Interim Services Agreement pursuant to which CellStar will be providing to MCI certain operational and inventory management services ("Interim Services Agreement"); and

     WHEREAS, CellStar is willing to provide to MCI the benefits of its supply arrangements with manufacturers of the products sold in the Communication Centers, as well as CellStar's distribution process for the supply of such products to the Communication Centers; and

     WHEREAS, MCI wishes to obtain a source of supply for accessory products for Wireless Handsets (as defined below) listed in Exhibit A (the "Accessory
                                               ---------
Products") and cellular telephones ("Cellular Telephones"), Personal Communications Services ("PCS") handsets and two-way radios listed in Exhibit B
                                                                      ---------
(collectively referred to herein as the "Wireless Handsets") for the Communication Centers and contemplates repetitive purchases of such products from CellStar (the Accessory Products and Wireless Handsets purchased by MCI from CellStar hereunder being collectively referred to herein as the "Products"); and

     WHEREAS, MCI wishes to retain the services of CellStar for the receiving, warehousing, assembly (if requested), fulfillment and distribution to the Communication Centers on behalf of MCI of products sourced by MCI from vendors other than CellStar (including, but not limited to wireless handsets, pagers, pre-paid calling cards and movie discount passes) as well as promotional literature, packaging materials and such other items as may be requested by MCI from time to time (such products, promotional literature, packaging materials and other items not purchased by MCI from CellStar hereunder hereinafter collectively referred to as the "Inventory Items"); and

     WHEREAS, MCI wishes to obtain the services of CellStar for packaging (if requested), programming (if requested), returns processing and other customized fulfillment services; and

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which





THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT BY "[REDACTED]".

is hereby acknowledged, MCI and CellStar agree as follows:

     1.   SALE AND PURCHASE OF ACCESSORY PRODUCTS.

          (a) MCI agrees to purchase and CellStar agrees to sell Accessory Products under the terms and conditions set forth in this Agreement. Subject to
(b) and (c) below, MCI agrees that, during the term of this Agreement, it shall purchase exclusively from CellStar all of its requirements for Accessory Products for sale in the Communication Centers. CellStar shall not substitute any Accessory Product without the express written consent of MCI. Additional accessory products which are not listed on Exhibit A as of the date hereof may
                                           ---------
be added to this Agreement and the list set forth on Exhibit A upon written
                                                     ---------
agreement of the parties. In such an event, the parties will amend this Agreement accordingly and include a revised Exhibit A.
                                            ---------

          (b) In the event that CellStar materially breaches the Interim Services Agreement between the parties as such material breaches are defined in the Interim Services Agreement, MCI may, at its option, either terminate (i) this Agreement in its entirety; or (ii) MCI's exclusive obligation hereunder to purchase all Accessory Products and associated distribution services associated with such Accessory Products from CellStar.

          (c) In addition, the requirement of MCI to purchase a specific Accessory Product hereunder shall terminate if (i) MCI has failed to approve such non-OEM Accessory Product after the technical and quality evaluation set forth herein in Section 16; and (ii) CellStar has been unable to supply an alternative product that is acceptable to MCI within the time period set forth in Section 16. In accordance with the provisions of Section 16 hereof, the obligation of MCI to purchase all of its requirements of such particular non-OEM Accessory Product hereunder will be reinstated automatically when CellStar has available and can provide such a non-OEM Accessory Product that conforms to MCI's commercially reasonable technical and quality specifications. In such case, MCI will be permitted to satisfy any outstanding purchase commitments that it has made to any other vendors who have agreed to provide such a non-OEM Accessory Product that conforms to MCI's technical and quality specifications, which commitments shall not exceed one hundred and twenty (120) days from the date MCI's requirement to purchase such Accessory Products from CellStar pursuant to this subsection 1(c) terminates.

          (d) For purposes of this Agreement, the term "OEM Accessory Products" shall refer to Wireless Handset accessory products manufactured for, by, or on behalf of, the original equipment manufacturer.

     2. SALE AND PURCHASE OF WIRELESS HANDSETS. MCI agrees to purchase and CellStar agrees to sell the Wireless Handsets listed on Exhibit B attached
                                                        ---------
hereto under the terms and conditions set forth in this Agreement. It is understood that MCI has the right but not the obligation to purchase all or a portion of its requirements for Wireless Handsets for sale in the Communication Centers from CellStar. CellStar shall not substitute any Wireless Handset without the express written consent of MCI. Additional wireless handsets which are not listed on Exhibit B as of the
                  ---------
date hereof may be added to this Agreement and the list set forth on Exhibit B
                                                                     ---------
upon written agreement of the parties. In such an event, the parties will amend this Agreement accordingly and include a revised Exhibit B.
                                                 ---------

     3.   WAREHOUSE, DISTRIBUTION AND FULFILLMENT SERVICES.

          (a) CellStar will provide to MCI all warehouse, distribution and fulfillment services required by MCI in connection with MCI's sale in the Communication Centers of (i) all Products (except for Accessory Products and associated distribution services which are deleted from the list of Accessory Products and Services pursuant to Section 1(b) above); and (ii) all wireless handsets purchased by MCI from third parties.

          (b) CellStar will provide to MCI warehouse, distribution and fulfillment services required by MCI in connection with the sale by MCI in the Communication Centers of certain Inventory Items, including all wireless handsets purchased by MCI from third parties.

          (c) The services described in (a) and (b) above shall include but are not limited to warehousing, assembly (if requested), programming (if requested), packaging (if requested), shipping, insuring (as agreed below), reporting, and returns processing (if requested) of such Products, Inventory Items, and wireless handsets purchased by MCI from third parties, to the Communication Centers as described in Exhibit C (the "Services") .
                        ---------

          (d) Additional services which are not listed on Exhibit C as of the
                                                          ---------
date hereof may be added to this Agreement and the list set forth in Exhibit C
                                                                     ---------
by written agreement of the parties and only if CellStar is able to provide such additional services at a Competitive Market Price (as such term is defined in
Section 4(j) hereof). In such an event, the parties will amend this Agreement accordingly and include a revised Exhibit C.
                                  ---------

     4.   PRICING AND PAYMENT TERMS, AND RIGHT OF OFFSET.

          (a) CellStar's prices to MCI for OEM Accessory Products purchased hereunder shall initially be as set forth on Exhibit A. Those stated prices are
                                             ---------
and such Product Prices for OEM Accessory Products thereafter shall be in an amount equal to the manufacturer's invoice price less any pro-rata manufacturer discounts, special incentives and similar rebates to which MCI would otherwise be entitled if MCI were purchasing such products directly from the manufacturer (but specifically excluding Co-op and MDF, as defined in Sections 9 and 10 respectively, allowances or credits for which shall be handled in accordance with Sections 9 and 10 hereof respectively). CellStar shall provide standard private label packaging of such OEM Accessory Products in accordance with reasonable instructions from MCI and agreed upon by CellStar and the manufacturer at no additional cost. Should MCI choose not to have CellStar perform private label packaging of OEM Accessory Products, prices of such OEM Accessory Products shall be determined using the formula set forth in subsection 4(b) below.

          (b) CellStar's prices to MCI for non-OEM Accessory Products purchased hereunder shall initially be as set forth on Exhibit A. Those stated prices are
                                             ---------
and such Product prices for non-OEM Accessory Products thereafter shall be an amount equal to [REDACTED]. CellStar shall provide standard private label packaging of such non-OEM Accessory Products in accordance with reasonable instructions from MCI and agreed upon by CellStar at no additional cost.

          (c) Prices for Wireless Handsets purchased hereunder shall initially be as set forth on Exhibit B. Those stated prices are and such Product prices
                   ---------
for Wireless Handsets thereafter shall be an amount equal to [REDACTED].

          (d) Unless otherwise stated herein, actual freight and insurance associated with each shipment from CellStar's warehouse to the Communication Centers shall be billed to and payable by MCI as separate line items on each invoice. CellStar shall make commercially reasonable efforts to insure that all such freight and insurance charges paid for by MCI under this Agreement are the lowest in the market. CellStar and MCI shall work together to obtain such favorable rates.

          (e) Prices for Accessory Products and Wireless Handsets calculated as set forth in subsections (a), (b) and (c) above are hereinafter collectively referred to as the "Product Prices."

          (f) [REDACTED]

          (g) [REDACTED]



__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

          (h) MCI shall pay CellStar for the Services at the rates established on Exhibit C (the "Service Fees"). Such Service Fees (including the
   ---------
$0.88 set forth below) shall remain fixed until July 1, 1997 following which date CellStar may adjust its Service Fees upon thirty (30) days prior written notice to MCI subject to the procedures and limitations set forth in Section 4(j) below. Prior to July 1, 1997, CellStar reserves the right to change such Service Fees if MCI (i) requests that CellStar distribute wireless handsets purchased by MCI from third parties; or (ii) sources its accessories product program in its entirety to another vendor in accordance with the terms of Sections 1(b) or 4(j) herein and requests CellStar to distribute such accessories; provided that any such change in Service Fees requested by CellStar as a result of (i) above shall be determined by adding $0.88 for each wireless handset purchased by MCI from such third parties and any change as a result of
(ii) above shall be subject to the procedures and limitations set forth in
Section 4(j) below.

          (i) Each delivery of Products and Inventory Items to the Communication Centers will be separately invoiced, along with related Service Fees for assembly and order processing. All Product Prices and freight and insurance, including any expediting fees, shall be included as separate line items on each invoice and payable by MCI unless otherwise stated herein. Such invoices shall include, but not be limited to: (i) purchase order number; (ii) SKU or item numbers shipped; (iii)
quantity shipped and billed; (iv) "ship to" address; (v) Service Fees incurred;
(vi) Services performed; (vii) net invoice amount; and (viii) any other information or special instructions reasonably requested by MCI. CellStar shall provide reasonable supporting documentation for each invoice as MCI may reasonably request including, but not limited to packing slips. CellStar will also issue invoices from time to time for returns processing credits and/or fees, credits for penalties, credits for MDF, credits for MCI's twenty percent (20%) share of 800# orders as described in Exhibit C hereof, and other Service
                                           ---------
Fees for Services rendered which are not otherwise invoiced with each delivery. Co-op reimbursements will be handled in accordance with Section 9 hereof. Such invoices or credit statements shall include information reasonably requested by MCI. MCI shall pay all invoiced amounts within thirty (30) days after the date of invoice.

          (j) [REDACTED]



__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

          (k) CellStar shall provide to MCI a credit against payments owed under this Agreement for any amounts finally determined to be owed by National Auto or CellStar under Sections 3.6 and 3.7 of the Asset Purchase Agreement.

     5.   PERFORMANCE STANDARDS.

          (a) CellStar warrants that the Services provided hereunder shall be performed in a professional and workmanlike manner in accordance with the deadlines and specifications set forth herein or as reasonably requested by MCI from time to time.

          (b) Notwithstanding whether or not CellStar has had an opportunity to inspect the Inventory Items, CellStar shall be responsible for all security and safety of the premises used to perform activities under this Agreement, and shall be responsible for any loss or damage to Inventory Items while in CellStar's possession or on CellStar's premises in accordance with Section 11. CellStar shall make best efforts to identify and eliminate any pattern of shrinkage of Inventory Items. In addition, CellStar shall immediately correct any deficiencies it identifies in its processes that are contributing to such shrinkage. CellStar shall maintain a log for all significant problem resolutions and shall provide problem trending reporting.

          (c) CellStar shall be responsible for establishing a comprehensive problem escalation, coordination and response procedure to respond to systems failures, or any developments or problems that impact the order processing and fulfillment activities described in this Agreement. CellStar shall establish eight (8) hour per day, five (5) day per week notification procedures to ensure that appropriate MCI personnel are notified promptly following CellStar's determination of a significant problem or possible problem. In addition, CellStar will provide an after hours contact person for MCI who will be available to MCI twenty-four (24) hours a day, seven (7) days a week. Such person shall be capable of implementing problem resolution plans that are mutually agreed upon by MCI and CellStar.

     6.   FORECASTS.

          (a) MCI's Inventory Manager shall provide CellStar on a monthly basis, within ten (10) days prior to the end of each calendar month, a continuous usage forecast for the next three

(3) calendar months to assist CellStar in maintaining an orderly production flow for the purpose of MCI's delivery requirements for both Products and Services. MCI shall indicate the Product model number or SKU, projected purchase volume by units, and specific Services requested for each calendar month included in the forecast. The first calendar month of the three month forecast shall constitute a firm purchase commitment by MCI for the Products and Services set forth therein. If there is a shortage of such forecasted Products caused solely by the manufacturer, CellStar shall allocate products received from the manufacturer among its customers who have firm purchase commitments on a prorata basis in accordance with the volume of their respective commitments. MCI shall draw down on such firm purchase commitment by placing weekly or bi-weekly Purchase Orders (as defined in Section 7(a) below) against such forecast. MCI shall have three (3) months to make up any shortfall. If after such three (3) month period MCI has not satisfied such shortfall, then MCI shall pay to CellStar the forecasted price of the Products not yet purchased by MCI and CellStar shall ship such Products to MCI in accordance with MCI's instructions.

          (b) If the total of Products included in Purchase Orders for shipment submitted by MCI in any calendar month exceeds the forecasted amount (such orders hereinafter referred to as "Out of Forecast Orders"), CellStar agrees that it shall utilize a "first order in-first shipment out" method for allocating inventory among customers. CellStar shall make commercially reasonable efforts to ship such materials by MCI's requested deadline and shall not be assessed any penalty for failure to meet such deadline. MCI shall approve any rush charges before they are incurred.

     7.   PURCHASE ORDERS.

          (a) MCI shall submit purchase orders for Products ("Purchase Orders") to CellStar at 1730 Briercroft Court, Carrollton, Texas 75006 via facsimile or other mutually agreed upon methods. Each Purchase Order shall be submitted by MCI and received by CellStar before 1 p.m. (Dallas time) on Monday of each week (Tuesday when Monday is a holiday) (the "Order Deadline"). Any Purchase Order received by the Order Deadline shall be shipped by CellStar in order to be delivered to the Sam's Club address where the particular Communication Center is located no later than Friday of the same week in which the Purchase Order was received. In the event CellStar shall fail to timely deliver any order which was received by CellStar by the Order Deadline, CellStar shall credit to MCI on future purchases an amount equal to the lesser of ten percent (10%) of the insured value of Products and Inventory Items ordered for that shipment or fifty percent (50%) of the insured value of any missing or damaged materials; provided, however, that CellStar shall not be required to issue such credit to MCI in the event CellStar's failure to timely and accurately deliver was due to
(i) a Force Majeure event as defined in Section 24 hereof; (ii) the Purchase Order was changed after the order entry process has been performed; (iii) the order was an Out of Forecast Order described in Section 6(b) above; (iv) the damage to or discrepancy in an order was caused by the shipping carrier; (v) the Inventory Items to be delivered were not available to CellStar in a timely manner for any reason beyond CellStar's control; (vi) such failure is due solely to the default of any carrier or supplier; or (vii) such failure is due solely to the acts or omissions of Sam's Club, MCI or their agents or employees. CellStar agrees to use commercially reasonable efforts to notify MCI of any Purchase Orders it receives which request shipment to locations other than the Sam's Club locations at which MCI owns kiosks or which are unusual orders due to size or product mix. CellStar agrees to cooperate with MCI in immediately halting the shipment of any such orders upon notice from MCI.

          (b) All Purchase Orders shall be only upon the terms and conditions of this Agreement. The only effect of any terms and conditions in MCI's Purchase Orders shall be to request the time and place of delivery or the number and type of units to be delivered, but they shall not change, alter or add to the terms and conditions of this Agreement in any other way. CellStar's invoice shall also not change the terms and conditions of this Agreement.

          (c) In order the facilitate transactions under this Agreement, the parties may electronically transmit and receive data in agreed formats in substitution for conventional paper based documents as provided in an Electronic Data Interchange Trading Partner Agreement to be mutually agreed upon by the parties.

     8. Stock Balancing. Within [REDACTED] following the end of each [REDACTED] during the term of this Agreement, MCI may return for credit against future purchases, F.O.B. CellStar's warehouse, an unlimited amount of new, unopened, undamaged and not defaced Accessory Products purchased by MCI from CellStar during the previous [REDACTED]. MCI shall be responsible for the cost of freight and insurance for such returned Accessory Products. MCI will include a return authorization received from CellStar with any such returned shipment. CellStar agrees to issue any credit for the actual Product Price, including any taxes paid by MCI to CellStar, of such returned Accessory Products within thirty
(30) days of receipt of the Accessory Products.

     9. [REDACTED]

    10. [REDACTED]




__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

     11.  DELIVERY, RISK OF LOSS AND TITLE.

          (a) Unless otherwise mutually agreed upon in writing by the parties, all deliveries of Products and Inventory Items hereunder are FOB the Sam's Club location designated on the . Unless otherwise agreed to herein, actual freight and insurance associated with each shipment shall be billed to and payable by MCI as separate line items on each invoice. CellStar reserves the right to make deliveries of any per kiosk shipment in installments; provided, however, that any additional costs incurred by CellStar as a result of such installment shipments shall be borne by CellStar.

          (b) Title to Products and risk of loss or damage to the Products shall pass to MCI upon CellStar's delivery to and MCI's acceptance at the Sam's Club location. Such acceptance by MCI shall be deemed to have occurred when the receipt of such goods is acknowledged by MCI or by Sam's Club acting on behalf of MCI. MCI hereby grants to CellStar a purchase money security interest in Products delivered to MCI and the proceeds thereof now existing or hereafter arising out of MCI's sale or other disposition of the Products. MCI agrees to cooperate in whatever manner necessary to assist CellStar in perfecting and recording such purchase money security interest upon CellStar's request.

          (c) Title to Inventory Items shall at all times remain with MCI; provided, however, that CellStar shall be responsible for any loss or damage to Inventory Items upon delivery and acceptance by CellStar at CellStar's warehouse; and provided, further, however, that CellStar shall not be responsible for loss or damage to fulfillment, collateral and promotional materials included in the list of Inventory Items in an amount up to five percent (5%) of the total value of such fulfillment, collateral and promotional materials received by CellStar during the calendar quarter in which such shrinkage occurred. Such acceptance by CellStar shall be deemed to have occurred when the receipt of such goods is acknowledged by CellStar. CellStar shall use best efforts for the safekeeping and safe handling of all Inventory Items provided to CellStar pursuant to this Agreement and shall insure the full replacement value of the Inventory Items located in its warehouse at any time.

     12.  INSPECTION.

          (a) MCI must notify CellStar, in writing, within seventy-two (72) hours of receipt of shipment of Products or Inventory Items of (i) any shortages, discrepancies or freight damage claims existing between the items charged to MCI on any packing slip and the goods actually received by MCI in the corresponding shipment; or (ii) any damages to the corresponding goods. CellStar shall promptly correct such shortage, discrepancy, or damage at no charge to MCI within one (1) business day following notice from MCI if CellStar has goods in stock in its warehouse. If CellStar does not have such goods in stock in its warehouse, CellStar shall make best reasonable efforts to correct such shortage, discrepancy, or damage promptly at no charge to MCI. If written notice of such shortage, discrepancy, damage, or other objection is not received by CellStar within that time, MCI shall be deemed to have accepted the missing or damaged goods, and MCI agrees to pay the total amounts agreed to herein for such missing or damaged goods. Freight damage claims shall be filed by CellStar directly with the carrier within seven (7) days of receipt of the notification of damage.

          (b) CellStar must notify MCI, in writing, within twenty-four (24) hours of receipt of shipment of Inventory Items of (i) any shortages, discrepancies or freight damage claims existing between the items charged to MCI on any packing slip from MCI or a third party vendor for Inventory Items and the Inventory Items actually received by CellStar in the corresponding shipment; or
(ii) any damages to the corresponding Inventory Items. MCI shall promptly intervene with such third party vendors on behalf of CellStar to correct such shortage, discrepancy, or damage at no charge to CellStar. If after such intervention by MCI, such third party vendors refuse to correct any such shortage, discrepancy, or damage, then MCI shall not hold CellStar responsible for such missing or damaged goods; provided that CellStar has exercised commercially reasonable care regarding the protection and security of such goods. If written notice of such shortage, discrepancy, damage, or other objection is not received by MCI within that time, CellStar shall be deemed to have accepted the missing or damaged goods, and CellStar agrees to be responsible to MCI for such missing or damaged goods. Freight damage claims shall be filed by MCI or its third party vendors directly with the carrier within seven (7) days of receipt of the notification of damage from CellStar. CellStar will assist MCI or its third party vendors in the filing of such freight damage claims and shall retain all packaging and shipping materials from such damaged shipments until the claim is settled and unless otherwise directed by MCI.

     13.  RETURNS.

          (a) Return Authorization. A return authorization must be obtained in accordance with CellStar's standard procedures prior to any Products or Inventory Items being shipped back to CellStar. Except as specifically set forth in subsection (d) below, all freight and insurance charges for returned goods must be paid by MCI.

          (b)  Warranty Returns for Products.

               (i)  Accessory Products. Accessory Products shall be accepted for
                    ------------------
                    return in accordance with the warranty provisions set forth in Section 18 hereof. Upon receipt, CellStar shall inspect such Accessory Products and the accompanying documentation, if any, to determine whether such returned Accessory Products qualify for warranty protection under the terms of the applicable warranty. If such Accessory Products are found to be defective under the terms of the applicable warranty, CellStar shall, at its option exchange or credit MCI for such defective Accessory Products and shall report to MCI accordingly pursuant to the Interim Services Agreement or Section 17, as appropriate. If CellStar exchanges such products, CellStar shall ship such exchanged product, at CellStar's cost (including freight and insurance), to the Communication Center from which the defective product was received. If such Accessory Product is found not to qualify for warranty protection under the terms of the applicable warranty, CellStar shall, at MCI's option, return such non-qualifying product at MCI's cost to the Communication Center from which the product was received or dispose of such Accessory Products at no cost to MCI.

              (ii)  Cellular Telephones. Cellular Telephones shall be accepted
                    -------------------
                    for return in accordance with the manufacturers' warranty set forth in Section 18 hereof. Upon receipt, CellStar shall inspect such Cellular Telephones and the accompanying documentation, if any, to determine whether such returned Cellular Telephones qualify for warranty protection under the terms of the applicable warranty. If such Cellular Telephones are found to be defective under the terms of the applicable warranty, CellStar shall, at MCI's option, repair or return to the manufacturer for repair or replacement such defective Cellular Telephones at no cost to MCI. Any repaired or replaced product shall be returned, at CellStar's cost (including freight and insurance), to the Communication Center from which the defective product was received. If such Cellular Telephones are found not to qualify for warranty protection under the terms of the applicable warranty, CellStar shall return such non-qualifying product, at MCI's cost (including freight and insurance), to the Communication Center from which the product was received.

             (iii)  Two-Way Radios. Two-Way Radios shall be accepted for return
                    --------------
                    in accordance with the manufacturers' warranty set forth in
                    Section 18 hereof. Upon receipt, CellStar shall, at its own expense, coordinate the return of such products to the manufacturer, for repair or replacement in accordance with the terms of the applicable warranty.

                    Any repaired or replaced product shall be returned, at CellStar's cost (including freight and insurance), to the Communication Center from which the defective product was received. If such Two-Way Radios are found not to qualify for warranty protection under the terms of the applicable warranty, CellStar shall return such non-qualifying product, at MCI's cost (including freight and insurance), to the Communication Center from which the product was received.

              (iv)  Technical Support for Products. CellStar shall make
                    ------------------------------
                    available to MCI telephone technical support and assistance in the diagnosis and resolution of problems with Products eight hours a day, five (5) days a week during CellStar's normal business hours. There shall be no charge for such technical support.

          (c) Returns for Inventory Items. CellStar shall accept returns of Pagers from Communication Centers for processing in accordance with Exhibit C
                                                                    ---------
attached hereto. Pagers accepted for return shall be subject to the returns processing fees set forth in Exhibit C hereto. The parties may agree to add
                             ---------
returns services for other Inventory Items by mutual written agreement and shall amend this Agreement accordingly.

          (d) Transition Period. Regardless of whether the Products are under warranty, for a period of forty five (45) days following the Effective Date hereof, CellStar shall credit to MCI the refund value of such items, including all freight, insurance, and any taxes related to the return of such Products returned to CellStar from the Communication Centers. Thereafter, MCI shall be responsible for all freight and insurance for the return of all Products returned to CellStar from the Communication Centers.

     14. CANCELLATION OR CHANGE OF PURCHASE ORDERS. MCI may cancel, change or reschedule Products or Inventory Items on any Purchase Order subject to MCI's payment to CellStar of a cancellation, change or rescheduling fee equal to [REDACTED] for each Purchase Order that has advanced to order entry/print status and [REDACTED] for each Purchase Order that has advanced to pick confirm status. MCI shall not be charged cancellation or change fee for orders having a pre-order entry status. If any such change or rescheduling results in additional shipments within the same calendar week to the same "ship to" address, such shipment shall be made at a cost of [REDACTED] per shipment per "ship to" address.

     15. TAXES. The prices set forth herein are exclusive of any amount for Federal, State and/or Local excise or sales taxes on the Products and/or Services provided under this Agreement. If any such excluded tax, exclusive however, of any taxes measured by CellStar's net income or taxes based on CellStar's gross receipts or based on CellStar's franchise, is determined to be applicable to the Products and Services provided under this Agreement or to the extent CellStar is required to pay or bear burden thereof, one hundred percent (100%) thereof shall be added to the prices set forth

__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

herein and paid by MCI. In the event MCI claims exemption from sales or other such taxes under this Agreement, MCI shall hold CellStar harmless for any subsequent assessments levied by a proper taxing authority for such taxes, including interests, penalties and late charges.

     16.  PRODUCT CHANGES.

          (a) MCI shall make best efforts within ten (10) business days from the Effective Date hereof to (i) perform a commercially reasonable technical and quality evaluation of Accessory Products provided to MCI as of the date of closing in accordance with 16(b) and approve or reject Accessory Products in accordance with the procedures set forth in Section 16(b) herein; and (ii) provide to CellStar its minimum commercially reasonable technical and quality specifications for each Accessory Product. If the technical and quality evaluation required in (i) above results in MCI's rejection of the Accessory Products, CellStar shall immediately initiate efforts to provide a conforming Accessory Product. In any case, however, MCI may not source or give notice of an intent to source such an Accessory Product from another vendor until January 1, 1997.

          (b) In the event CellStar wishes to (i) make available to MCI any new non-OEM Accessory Product, or (ii) change any style or manufacturer for any non-OEM Accessory Product, CellStar shall, at least twenty (20) business days prior to offering such Accessory Product for sale or effecting such change, provide to MCI at least three (3) random samples for a ten (10) business day technical and quality evaluation in accordance with MCI's minimum technical and quality specifications described in subsection 16(a) above or MCI's revised commercially reasonable technical and quality specifications that are provided to CellStar from time to time. In the event such Accessory Product is approved by MCI, such Accessory Product shall be added to the list set forth on Exhibit A upon
                                                          ---------
execution of an amendment hereto.

          (c) In the event MCI wishes to buy a new non-OEM Accessory Product or change any style or specification for any non-OEM Accessory Product, MCI shall provide to CellStar in writing commercially reasonable technical and quality specifications for any such new product or changes. CellStar shall stock in its warehouse such new or changed product within thirty (30) days in accordance with the following procedure. Within five (5) business days following receipt by CellStar of MCI's technical and quality specifications, CellStar shall provide at least three (3) random samples of such new or changed product for a ten (10) business day technical and quality evaluation in accordance with those minimum technical and quality specifications. If MCI approves such accessory product, it shall be added to the list of Accessory Products and this Agreement shall be
amended accordingly.   If CellStar is unable to provide three (3) random samples
of such accessory product within five (5) business days or MCI rejects the accessory products due to failure to satisfy such technical and quality evaluation, MCI may source such accessory product from another party until CellStar is able to source such accessory product for MCI. Alternatively, CellStar and MCI may agree in writing on the substitution of an alternative accessory product that conforms to MCI's commercially reasonable technical and quality specifications.

          (d) All samples to be provided hereunder shall be sent to Steven Molyneaux,

National Service Manager, MCI Wireless, 2000 York Road, Oakbrook, Illinois 60521, Suite 126, or such other person or address as MCI may designate in writing to CellStar from time to time. Within 72 hours following the completion of any such evaluations or tests, MCI shall provide to CellStar copies of any test results or other evaluations which it conducts on non-OEM Accessory Products, including a detailed written explanation of any perceived failure to meet specifications previously provided to CellStar.

     17.  RECORDS AND REPORTS.

          (a) CellStar shall maintain complete and accurate records of all invoices, shipping, inventory, insurance, returns, penalties, MDF, Co-op, MCI's twenty percent (20%) share of #800 items, all amounts billable to and payments made by MCI, the information listed in subsection (d) below, and any other matters which relate to CellStar's obligations hereunder, in accordance with generally accepted accounting practices. CellStar shall retain and make available upon request such records for a period of three (3) years from the date of shipment of Products, Inventory Items, or rendering of Services covered by this Agreement.

           (b) CellStar shall provide to MCI by 11 a.m. (EST) each Monday, an ASCII file (in similar fashion as file transmissions described in the Interim Services Agreement) containing all of the information contained in each of the individual invoices issued during the prior calendar week, consolidating such information by "ship-to" address (which corresponds to a Communication Center or an area manager's address) and as soon as reasonably available by SKU or item number. Such file shall also contain all fees invoiced during such calendar week and such other sales order information as MCI may reasonably request. CellStar shall provide a paper printout of such ASCII file promptly thereafter.

          (c) CellStar shall provide to MCI a consolidated monthly statement. The monthly statement shall include the information listed in subsection 17(b) above for outstanding invoices.

          (d) Upon the reasonable request of MCI, CellStar agrees to provide weekly inventory reports on Inventory Items located in its warehouse and cycle counts within one (1) business day.

          (e) CellStar has agreed as part of the Interim Services Agreement to provide to MCI certain information for inventory information reporting. During the term of the Interim Services Agreement, all such information will be provided under the terms and conditions of the Interim Services Agreement. Thereafter, CellStar shall continue to provide the following information under the terms of this Agreement to MCI five (5) business days a week (except as otherwise noted in subsection 17(e)(v)) with Monday information including Friday, Saturday and Sunday data, no later than noon, CST (except for Mondays when Friday, Saturday and Sunday data get transmitted at approximately 6:00 p.m.
CST). If any of the following information is not made available within one (1) business day of the time that MCI notifies CellStar that the information has not been received in accordance with the deadlines above, then MCI shall be entitled to a credit against the Services Fee equal to[REDACTED] per day for each day that the information is not made available starting on the day of MCI's notice.

               (i)    MCI Purchase Orders

               (ii)   Receipts of Inventory Items against MCI Purchase Orders

               (iii)  Replenishment orders from the Communication Centers

               (iv) All orders of items shipped from CellStar's warehouse to the Communication Centers

               (v) Warehouse inventory quantities for all Inventory Items on a weekly basis

               (vi) Adjustments/returns that were sent back to CellStar's warehouse from the Communication Centers

               (vii)  Credits/returns related to Inventory Items

               (viii) Credits/returns of Inventory Items that do not require shipment (damaged goods that are non-returnable to the vendor, shrinkage, miscounted inventory, receiving discrepancies, etc.)

               (ix) Any other inventory management and tracking information reasonably requested by MCI and agreed to by CellStar.

          (f) Upon five (5) business days advance notice, MCI or its representatives shall have the right to conduct an audit and review, at reasonable hours and on CellStar premises (no more often than quarterly), of the books and records of CellStar as they pertain to amounts owed under this Agreement, Inventory Items, Co-op, MDF, special incentives and similar rebates, and the net actual cost of Products purchased under this Agreement (in order to verify the cost plus a factor pricing set forth in Section 4 hereof). MCI shall bear the costs of such audits unless the auditors find a variance of two percent (2%) or greater in the amounts invoiced to MCI whereupon such overcharges shall be refunded to MCI with interest at the prime rate. In the event of such an overcharge, CellStar shall pay the reasonable costs associated with the audit. Any undercharges shall be paid by MCI.

     18.  LIMITED WARRANTIES AND REMEDIES.

          (a) CellStar warrants its title to the Products sold by it and warrants to MCI that its Products are free of defects of workmanship or material and are in conformity with applicable specifications and descriptions set out in the printed publications of CellStar or the manufacturer.

__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

The limited warranty provided by the manufacturers of Wireless Handsets and OEM Accessory Products shall accompany such Products. A copy of the limited warranty which will accompany each non-OEM Accessory Product and which will be extended by CellStar to ultimate purchasers for use is attached hereto as Exhibit D. CellStar extends to MCI the same such warranties it extends to
---------
ultimate purchasers for use, subject to the conditions stated hereinafter in
this Section 18.   No claim shall be maintained hereunder unless the facts
giving rise to it are discovered within the warranty period of the Product and written notice thereof given to CellStar within thirty (30) days of discovery. The sole and exclusive liability of CellStar for breach of warranty shall be to refund the purchase price of, or at its option, to replace or repair the Product or part concerned FOB its service facility or such other places as CellStar may designate.

          (b)  The warranty period for the Products shall be as follows:

               (i) All non-OEM batteries: Two (2) year warranty (subject to requirement for proof of purchase after one year).

               (ii) All other non-OEM accessories: Lifetime warranty (subject to requirement for proof of purchase after one year).

               (iii) All OEM accessories: Manufacturers' warranty passes through to MCI. CellStar provides no additional warranty.

               (iv) All Wireless Handsets: Manufacturers' warranty passes through to MCI. CellStar provides no additional warranty.

          (c) The foregoing sets forth the sole and exclusive remedy of MCI for claims (except as to title) based on defect in or failure of Products, whether the claim is in contract, tort (including negligence), strict liability or otherwise, and however instituted. Upon expiration of the warranty period, all such liability shall terminate. Except as set forth in Section 23, the foregoing warranties are exclusive and in lieu of all other warranties, whether written, oral, implied or statutory. NO IMPLIED OR STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE SHALL APPLY.

     19. TRADEMARK LICENSE. CellStar grants to MCI the nonexclusive right to use CellStar's trade names and trademarks set forth on Exhibit E in marketing
                                                       ---------
CellStar's Products during the term hereof. MCI agrees to designate the Product properly and depict marks accurately.

     20. TERM. This Agreement shall be for an initial term of two (2) years, commencing on the date hereof unless otherwise terminated pursuant to the terms hereof.

     21.  TERMINATION.

          (a) Either party my terminate this Agreement immediately upon written notice to the other party if (i) the other party is in default of any material obligations hereunder, and, if curable, such party has failed to cure such default within thirty (30) days after receipt of such written notice; (ii) the other party violates any international, federal, state, provincial or local law relating to or affecting this Agreement; or (iii) the other party becomes insolvent, makes a general assignment for the benefit of its creditors, files or does not object to the filing of any petition in bankruptcy or insolvency in any federal or state proceeding, has a receiver or trustee appointed over all or any substantial part of its property or undertakes or is subject to similar actions.

          (b) During the initial term hereof, MCI shall additionally have the right to terminate this Agreement at any time following eighteen (18) months from the effective date hereof in the event CellStar breaches any of the terms of the Non-Competition Agreement of even date herewith between the parties, notwithstanding the fact that such Non-Competition Agreement will have already terminated according to its own terms.

          (c) In the event of a material breach of the Interim Services Agreement and expiration of any applicable cure period, as such material breaches and cure periods are defined in the Interim Services Agreement, MCI shall have the right to terminate this Agreement immediately.

          (d) MCI shall have the right to terminate this Agreement upon thirty
(30) days prior written notice if: (i) shrinkage of Inventory Items exceeds eight percent (8%) of total Inventory Items under the control of CellStar in any given month (other than fulfillment, collateral, and promotional materials for which CellStar already has a five percent (5%) shrinkage allowance); or (ii) shrinkage of Inventory Items exceeds five percent (5%) of total Inventory Items under the control of CellStar in a second month (other than fulfillment, collateral, and promotional materials for which CellStar already has a five percent (5%) shrinkage allowance) provided that MCI has given CellStar a written warning that shrinkage of Inventory Items exceeded five percent (5%) of total Inventory Items under the control of CellStar in one previous month during the term of the Agreement.

     22.  CONFIDENTIALITY OF INFORMATION.

          (a) CellStar agrees that all information related to the Services, whether received orally, in print, or electronically, including but not limited to MCI data and business information inputted, received, reported or generated by CellStar, or stored in any CellStar computer system under the terms of this Agreement, shall be received by CellStar in strict confidence. MCI agrees that all information related to all amounts due and payable under the terms of this Agreement, including but not limited to Product Prices and Service Fees and such other information that CellStar may, from time to time designate as confidential, whether received orally, in print, or electronically, shall be received by MCI in strict confidence. All such information shall be deemed to be "Confidential Information".

          (b) Each party agrees that it shall use such Confidential Information for the purposes of and only in the performance of this Agreement, and that it shall not make copies of any such Confidential Information or any part thereof except to the extent otherwise expressly permitted by this Agreement or by the owner of the information ("Owner"). The party receiving the Confidential Information ("Recipient") shall not disclose any Confidential Information to any third party without the express written consent of the Owner other than to its employees, consultants and agents, and its Affiliates' employees, consultants and agents, who have a need to know to perform under this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement or corporate policy, provided that in any case, the Recipient shall be liable for any breaches of confidentiality by any of them. The Recipient shall protect the Confidential Information using the same degree of care used to protect Recipient's own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care. The Recipient shall return Confidential Information and any copies thereof to the Owner at the completion or termination of this Agreement, or at such earlier date as the Owner may desire.

          (c) If the Recipient is required by law, regulation or court order to disclose any Confidential Information, the Recipient will promptly notify the Owner in writing prior to making any such disclosure in order to facilitate the Owner seeking a protective order or other appropriate remedy from the proper authority. The Recipient agrees to cooperate with the Owner in seeking such order or other remedy. The Recipient further agrees that if the Owner is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

          (d) The Recipient acknowledges that the Confidential Information constitutes unique, valuable and special trade secret and business information of the Owner, and that disclosure may cause irreparable injury to the Owner. Accordingly, the parties acknowledge and agree that the remedy at law for any breach of the covenants contained in this Agreement may be inadequate, and in recognition, agrees that the Owner, shall, in addition, be entitled to seek injunctive relief without bond including reasonable attorneys' fees and other court costs and expenses, in the event of a breach or threatened breach of any of the provisions of this Agreement, which relief shall be in addition to and not in derogation of any other remedies which may be available to the Owner as a result of such breach.

          (e) Notwithstanding the foregoing, the restrictions set forth in this Section on use and disclosure of Confidential Information shall not apply to information that: (a) was publicly known at the time of Owner's communication thereof to Recipient; (b) becomes publicly known through no fault of Recipient subsequent to the time of Owner's communication thereof to Recipient; (c) is received from a third party free to disclose it to Recipient; (d) was in Recipient's possession free of any obligation of confidence at the time of Owner's communication thereof to Recipient; (e) is developed by Recipient independently of and without reference to any of Owner's Confidential Information or other information that Owner disclosed in confidence to any third party ; (f) is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction; (g) is identified by Owner as no longer proprietary or confidential; or (h) is lawfully required to be disclosed to any governmental agency or judicial body or is otherwise required to be disclosed by law.

     23.  INDEMNIFICATION AND INSURANCE.

          (a) Patent and Copyright Indemnification. CellStar agrees to defend, at its expense, any claims or suits against MCI based upon a claim that any Products furnished hereunder directly infringes a U.S. patent or copyright and to pay costs and damages finally awarded in any such suit, provided that CellStar is notified promptly in writing of the suit and at CellStar's request and at its expense is given control of said claim and all requested assistance for defense of same. If the use or sale of any Products furnished hereunder is enjoined as a result of such suit, CellStar at its option and at no expense to MCI, shall obtain for MCI the right to use or sell said Products or shall substitute an equivalent Product reasonably acceptable to MCI, and extend this indemnity thereto or shall accept the return of the Products and reimburse MCI the purchase price therefor, less a reasonable charge for reasonable wear and tear. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent or copyright by the alteration of any Products furnished by CellStar or by the combination of any Products furnished by CellStar and other elements, nor does it extend to any products of MCI's design or formula. The foregoing states the entire liability of CellStar for patent or copyright infringement. IN NO EVENT SHALL CELLSTAR BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS EXCEPT AS OTHERWISE SET FORTH HEREIN.

          (b) Other CellStar Indemnification. CellStar shall indemnify and hold MCI, its officers, directors, employees, affiliates (including their officers, directors and employees), and agents (the "MCI Indemnified Parties") harmless from any liabilities, claims, losses and expenses, including without limitation, interest, penalties, consequential damages and all reasonable attorneys' fees including in-house counsel fees, accountants, and other experts, that may be incurred by MCI as a result of or arising out of claims made: (i) by any third party for injury to persons, including death, and damage to property, including theft, resulting from CellStar's negligent acts or omissions; (ii) by any third party for injury to persons, including death, and damage to property, resulting from any material supplied or used by CellStar in a defective and unreasonably dangerous condition; (iii) under Worker's Compensation, or similar employer-employee liability acts, against MCI by persons provided by CellStar; and (iv) any claim for infringement of any U.S. trademark or copyright by reason of use
of CellStar's trademarks in connection with the Products.   If any MCI
Indemnified Party makes an indemnification request to CellStar, the MCI Indemnified Party shall permit CellStar to defend or settle at its own expense, any action or claim against the MCI Indemnified Party for which CellStar is responsible under this provision; provided that (i) any such settlement or disposition shall impose no obligation whatsoever on the MCI Indemnified Party that is not wholly discharged or dischargeable by CellStar, and imposes no conditions or obligations on the MCI Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of CellStar and (ii) CellStar will be capable of fully performing its obligations pursuant to such settlement or disposition, including the financial capacity to pay when due all sums it is obligated to pay pursuant to such settlement or disposition. The MCI Indemnified Party shall notify CellStar promptly of any claim for which CellStar is responsible and shall cooperate with CellStar in every commercially reasonable way to facilitate defense of any such claim; provided that the MCI Indemnified Party's failure to notify CellStar shall not diminish CellStar's obligations under this Section unless CellStar is materially prejudiced as a result of such failure.

          (c) MCI Indemnification. MCI shall indemnify and hold CellStar, its officers, directors, employees, affiliates (including their officers, directors and employees), and agents (the "CellStar Indemnified Parties") harmless from any liabilities, claims, losses and expenses, including without limitation, interest, penalties, consequential damages and all reasonable attorneys' fees including in-house counsel fees, accountants, and other experts, that may be incurred by CellStar as a result of or arising out of claims made: (i) by any third party for injury to persons, including death, and damage to property, including theft, resulting from MCI's negligent acts or omissions; (ii) by any third party for injury to persons, including death, and damage to property, resulting from any material supplied by MCI in a defective and unreasonably dangerous condition; and (iii) under Worker's Compensation, or similar employer-employee liability acts, against CellStar by persons provided by MCI. If any CellStar Indemnified Party makes an indemnification request to MCI, the CellStar Indemnified Party shall permit MCI to defend or settle at its own expense, any action or claim against the CellStar Indemnified Party for which MCI is responsible under this provision; provided that (i) any such settlement or disposition shall impose no obligation whatsoever on the CellStar Indemnified Party that is not wholly discharged or dischargeable by MCI, and imposes no conditions or obligations on the CellStar Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of MCI and (ii) MCI will be capable of fully performing its obligations pursuant to such settlement or disposition, including the financial capacity to pay when due all sums it is obligated to pay pursuant to such settlement or disposition. The CellStar Indemnified Party shall notify MCI promptly of any claim for which MCI is responsible and shall cooperate with MCI in every commercially reasonable way to facilitate defense of any such claim; provided that the CellStar Indemnified Party's failure to notify MCI shall not diminish MCI's obligations under this
Section 23 unless MCI is materially prejudiced as a result of such failure.

          (d) Insurance Requirements. During the term of this Agreement, CellStar shall maintain insurance of the kinds and in the amounts specified below with insurers of recognized responsibility, licensed to do business in the State(s) where the work is being performed, and having either: an A.M. Best's rating of A8, a Standard & Poor's (S&P) rating of AA, or a Moody's rating of Aa2.

              (i) In accordance with the above, CellStar shall maintain the following insurance coverages:

                     (1) Workers' Compensation insurance as required by the
              State(s) in which the contract is to be performed;

                     (2) Employer's Liability insurance with limits of not less than [CONFIDENTIAL MATERIAL REDACTED] per occurrence;

                     (3) Comprehensive or Commercial General Liability
              Insurance, on an Occurrence Basis, including but not limited to (premises-operations, broad form property damage in addition to that covered by Section 23(d)(5) below, contractual liability, independent contractors, personal injury) with limits of no less than $10,000,000 combined single limit for each occurrence; and

                     (4) Automobile Liability, Comprehensive Form, with limits
              of at lease $1,000,000 combined single limit for each occurrence.

                     (5) Bailee Liability Insurance, with limits of at least the full replacement value of all Inventory Items physically located at CellStar's warehouse at any given time.

              (ii) THE REQUIRED MINIMUM LIMITS OF COVERAGE SHOWN ABOVE, HOWEVER, WILL NOT IN ANY WAY RESTRICT OR DIMINISH CELLSTAR'S LIABILITY UNDER THIS AGREEMENT.

              (iii) CellStar's insurers shall waive all rights of recovery against MCI for any injuries to persons or damage to property in the execution of work performed under this Agreement.

              (iv) CellStar's insurance shall be considered primary and not excess or contributing with any other applicable insurance.

              (v) All policies (excluding Workers' Compensation) shall name MCI, its subsidiaries and affiliates, as additional insureds as respects work performed under this Agreement and all coverage shall include MCI property. CellStar will submit to MCI a standard "Accord" insurance certificate (or comparable form acceptable to MCI) signed by an authorized representative of such insurance company(ies), certifying that the insurance coverage(s) required hereunder are in effect for the purposes of this Agreement. Said insurance certificate shall certify that no material alteration, modification or termination of such coverage(s) shall be effective without at least 30 days advance written notice to MCI.

     24. FORCE MAJEURE. If the performance of this Agreement, or of any obligation hereunder, is prevented, restricted or interfered with by reason of acts of God, wars, revolution, civil commotion, acts of public enemies, blockage or embargo, strikes, acts of the Government in its sovereign capacity, interruptions of transportation, material default of any carrier or supplier, or any other extraordinary and unexpected circumstance beyond the control and without the fault or negligence of the performing party, upon giving prompt notice to the other, but in no event to exceed more than ten (10) days after the performing party's learning of such event or after the date when the performing party reasonably should have known of event, the performing party shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference with (and the other party shall likewise be excused from payment for all services not performed); provided, however, that the performing party shall use its best efforts to avoid or remove such causes of non-performance and both parties shall proceed whenever such causes are removed or cease.

     25. COMPLIANCE WITH LAWS. Each of the parties shall comply with the provisions of all applicable federal, state, county and local laws, ordinances, regulations and codes including but not limited to compliance with the Federal Communications Commission's Rules and Regulations, and, irrespective of whether a specification is furnished, if equipment, services or containers furnished hereunder by CellStar are required to be constructed, packaged, labeled or registered in a prescribed manner, CellStar shall comply with applicable federal, state or local law. If MCI exports Products outside the United States, MCI shall be responsible for complying with all U.S. export laws and regulations and with all laws and regulations, including, but not limited to, permission to connect, packaging and instruction, in the countries to which Products have been
exported.   Each party shall indemnify and hold harmless the other from and against all liabilities, claims, costs, losses, damages (including, without limitation, any indirect, special, consequential, incidental or punitive damages), and expenses (including attorneys' fees and allocated in-house legal expenses) arising out of breach of this Section.

     26. ASSIGNMENT. The rights and obligations under this Agreement may not be assigned without, in each instance, the prior written consent of the non-assigning party.

     27. GOVERNING LAW. This Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, shall be governed by the laws of the State of New York without giving effect to its principles of conflicts of law.

     28.  RELATIONSHIP OF PARTIES.

          (a) The relationship of the parties under this Agreement shall be, and shall at all times remain, one of independent contractors and not that of franchisor and franchisee, joint venturers, partners , principal and agent, employees, or any other relationship, and neither party shall have the rights to bind or obligate the other.

          (b) All persons furnished by the parties in performance of the Services hereunder shall be considered solely that party's employees or agents; and that party shall be responsible for compliance with all laws, rules, and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, payment of wages and payment of taxes, such as unemployment, social security and other payroll taxes, including applicable contributions from such persons when required by law. In addition, CellStar shall not improperly influence any MCI employee in any manner that would cause such MCI employee to violate MCI's Code of Employee Conduct involving conflicts of interest regarding acceptance of vendor gifts and gratuities (as such MCI's Code of Employee Conduct is updated from time to time and provided to CellStar by MCI).

          (c) Each party shall be solely responsible for all reporting and payment obligations relating to FICA, income tax, unemployment compensation and workers compensation withholdings, and other employer related obligations of a similar nature with respect to their own employees.

          (d) Each party shall be solely responsible to the other for all acts and omissions of its employees and agents assigned by such party for the performance of its obligations hereunder.

     29. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, together with the Interim Services Agreement and the Asset Purchase Agreement, constitutes the entire Agreement between the parties and supersede any prior or contemporaneous oral or written representations with regard to the subject matter hereof. This Agreement may not be modified or amended except by a writing signed by both parties. No waiver of any provision hereof shall be effective unless in writing signed by the party alleged to have waived such provision. Any single waiver shall not operate to waive subsequent or other defaults.

     30. SEVERABILITY. If any provision of this Agreement is contrary to, prohibited by or held invalid by any law, rule, order or regulation of any government or by the final determination of any state or Federal court, such invalidity shall not effect the enforceability of any of the provisions not held to be invalid.

     31. NOTICES. All notices, requests, demands or other communications required or permitted hereunder shall be in writing, shall be deemed delivered
(i) on the date of delivery when delivered by hand, (ii) on the date of transmission when sent by telex, electronic mail or facsimile transmission during normal business hours with telephone confirmation of receipt, (iii) one
(1) day after dispatch when sent by overnight courier maintaining records of receipt, or (iv) three (3) days after dispatch when sent by registered mail, postage prepaid, return receipt requested, all addressed as follows (or at such other addresses as shall be given in writing by either Party to the other):

               If to MCI:

                     MCI Telecommunications Corporation
                     1200 South Hayes Street
                     Arlington, VA   22202
                     Attention: Terry Macko
                     Segment Marketing
                     Vice President
                     Fax: (703) 415-6789

               With a copy to:

                     MCI Telecommunications Corporation
                     1200 South Hayes Street
                     Arlington, VA   22202
                     Attention: Lanese Jorgensen, Esq.
                     Senior Attorney
                     Law & Public Policy
                     Fax: (703) 415-7102

               If to CellStar:

                     CellStar, Ltd.
                     1730 Briercroft Court
                     Carrollton, TX 75006
                     Attention: Alan H. Goldfield
                     Chairman and CEO
                     Fax: (972) 323-1589

               With a copy to:

                     CellStar, Ltd.
                     1730 Briercroft Court
                     Carrollton, TX   75006
                     Attention: General Counsel
                     Fax: (972) 466-5030

               With an additional copy to :

                     CellStar, Ltd.
                     1730 Briercroft Court
                     Carrollton, TX   75006
                     Attention: Chief Financial Officer
                     Fax: (972) 466-0288

     32.  DISPUTE RESOLUTION PROCEDURES.

          (a) Other than a dispute under Section 4(j) herein, for which the provisions thereof shall govern, in the event of any disagreement regarding performance under or interpretation of this Agreement, the parties shall attempt to reach a negotiated resolution. If such a dispute remains unresolved for a period of thirty (30) days after one party has provided written notice of the dispute to the other, then each party shall designate an officer of appropriate authority to resolve the dispute, in accordance with Section 32(b) below.

          (b) Any dispute arising out of or related to this Agreement (including any dispute arising under Section 4(j) herein), which cannot be resolved by negotiation under Section 32(a) above, shall be settled by binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages.
The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

     33. WAIVER OF CERTAIN REMEDIES. Notwithstanding any provision of this Agreement, neither party shall be liable for any indirect, special, consequential, incidental or punitive damages arising out of this Agreement, even if advised of the possibility of such damages; provided, that this shall not limit the liability of the indemnifying party to indemnify the indemnified party with respect to claims brought by third parties against the indemnified party as provided for in this Agreement.

     34. SURVIVAL. The respective obligations of the parties under this Agreement that by their nature would continue beyond the termination, cancellation or expiration, shall survive any termination, cancellation or expiration, including, but not limited to, obligations to insure and indemnify, insure and maintain confidentiality, deliver and have the opportunity to inspect and accept goods under existing Purchase Orders, and provide continued availability of warranty support and services.

     35. PARAGRAPH HEADINGS. The headings of the paragraphs are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     36. ORDER OF PRECEDENCE. This Agreement and all Exhibits are intended to be read consistently and as a whole. Nonetheless, in the event of any ambiguity, inconsistency or conflict between the terms of the Agreement and an Exhibit hereto, the terms and conditions of the Agreement shall control.

     37. COUNTERPARTS. This Agreement may be signed in one or more counterparts each of which shall be deemed to be an original but together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives.

CELLSTAR, LTD.                               MCI TELECOMMUNICATIONS
By NATIONAL AUTO CENTER, INC.                CORPORATION
   General Partner

By: /s/ Richard M. Gozia                     By: /s/ Victoria Harker
   --------------------------------             --------------------------------

Name:                                        Name:
     ------------------------------               ------------------------------

Its: Executive Vice President                Its: Vice President of Finance
    -------------------------------              -------------------------------

                                   EXHIBIT A

                         ACCESSORY PRODUCTS AND PRICES
                         -----------------------------

                                                [REDACTED]

                Motorola                  Application
                --------

                W033020                   All
                W051019                   All
                W061020                   Flip
                W061019                   TT250
                E26-1-120                 650
                E8R-1-020                 All
                W8K3020                   Flip
                E8S-3-019                 TT250
                E8S-3-120                 650
                HFK-5-020                 All above
                SNN4589P                  Slim Nickle Metal Batt.

                Nokia
                -----

                E03-3-213                 636/638
                E03-3-042                 232
                W051213                   636/638
                W051027                   232
                E26-1-213                 636/638
                E06-1-042                 232
                E8R-1-042                 232
                E8S-1-213                 636/638
                E8S-3-042                 232
                E8S-3213                  636
                BBT6LP                    636/Slim Nickle Metal Batt.
                BTH8SMP                   232/Slim Nickle Metal Batt.
                E061043                   2120

                NEC
                ---

                W031025                   810
                W051025                   810
                W061025                   810
                E8R-1-025                 810
                W8K1025                   810

                Misc. Accessories
                -----------------

                E8M-1-079                 All handheld
                E8B-1-110                 All Trans.

__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

                                                                      [REDACTED]

                E01-1-050                 Any 3 Watt
                E01-1-055                 Any 3 Watt
                B01-1-070                 Any 3 Watt
                HLN9033                   Leather Case (Two-Way Radio)
                B016063                   Connector (Mot. Attache Phone)

__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT B


                         WIRELESS HANDSETS AND PRICES
                         ----------------------------

                                                                      [REDACTED]

                Motorola
                --------

                TT250
                550 ProPak
                650
                Lite II ProPak
                Lite II Standard
                Attache with battery
                Lunch Box with battery

                Nokia
                -----

                636/638
                232 (includes all colors)

                NEC
                ---

                810

                TWO WAY RADIOS
                --------------

                Motorola Sprint CS10

                Accessory
                ---------

                HLN9034                   Cs.w/Loop
                HLN8240                   Belt Clip
                HLN8371                   Desk Chgr
                HLN3987                   Int. Elim.
                HNN9044                   Battery Pack
                HTN9026                   3h Desk Chgr
                HTN8232                   10h Desk Ch
                HAD9742                   Stub Ant.

__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT C


                               SERVICES AND FEES
                               -----------------


     1.   WAREHOUSE, DISTRIBUTION AND FULFILLMENT SERVICES.

          (a) Services Regarding Inventory Items. The services to be performed hereunder by CellStar regarding Inventory Items shall include the receiving, handling, storage, assembly (if requested), shipping, and reporting as described herein of the Inventory Items listed on Attachment A of various vendors (the
                                        ------------
"MCI Vendors"). CellStar shall warehouse the Inventory Items at its warehouse facility located at 1728 Briercroft Court, Carrollton, Texas 75006, or such other warehouse facilities as shall be approved in writing by MCI from time to time (the "Warehouse").

          (b) Fulfillment Services. The services to be performed hereunder by CellStar include the assembly (if requested), packaging (if requested), programming (if requested), shipping, returns processing and other fulfillment services relating to the Products and the Inventory Items.

          (c) Availability. The Services provided by CellStar hereunder shall be available eight (8) hours per day during normal business hours, five days per week, fifty-two weeks per year unless otherwise mutually agreed upon by the parties (excluding New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day after Thanksgiving, and Christmas).

          (d) Maintenance. CellStar agrees to maintain its warehouse in a clean, orderly, and safe condition; to maintain all equipment used by it in the performance of its services hereunder in a clean, proper, and safe operating condition; and to maintain the grounds around the warehouse in a safe, neat and presentable manner.

          (e) Record keeping. CellStar shall maintain, in accordance with generally accepted accounting principles and practices, such records as may be necessary to adequately reflect the accuracy of CellStar's charges and invoices for reimbursement under the Agreement.

     2. COMPENSATION. In consideration for the Services to be performed hereunder, MCI shall pay CellStar Service Fees as set forth on Attachment B, as
                                                               ------------
invoiced by CellStar in accordance with Section 4 of the Agreement.

     3. SAFEKEEPING/TITLE. CellStar shall exercise all commercially reasonable care for the safekeeping and safe handling of all Inventory Items provided to CellStar by MCI pursuant to this Agreement, including, but not limited to placing pagers, prepaid calling cards, movie tickets and other valuable items in a segregated, locked area. Title to the Inventory Items shall at all times remain with MCI.

     4.   OPERATIONS METHODS AND PROCEDURES.

          (a) Receiving of Shipments. CellStar shall scan or otherwise enter Inventory Items into CellStar's inventory management and order processing system within one full business day of actual receipt of shipment. Product receipt shall follow the procedures outlined in Attachment C.
                                        ------------

          (b) Performance of Services. CellStar shall perform the Services in accordance with its standard and operating procedures as such may be changed from time to time, including those procedures outlined in Attachment C.
                                                          ------------

     5. IN-BOUND FREIGHT CHARGES. CellStar and MCI understand that MCI Vendors will be providing in-bound freight shipments of Inventory Items to CellStar at no charge to CellStar.

     6.   DAMAGED ITEMS.

          (a) In-bound Freight Damage. CellStar shall not be liable for shipments of Inventory Items until they have been received and accepted at the Warehouse. CellStar will assist MCI in filing and resolving any freight claims for these shipments and shall retain all packaging and shipping materials until the claim is settled unless otherwise directed by MCI.

          (b) Out-bound Freight Damage and Warehouse Damage. Subject to the allowance for shrinkage contained in Section 11(c) of this Agreement, the risk of loss, damage, or destruction of the Products and Inventory Items shall be borne by CellStar from the time the shipments are received and accepted at the Warehouse until the goods are delivered to and accepted by MCI at the Sam's Club location.

          (c) Definition of Damaged Products.  Unless otherwise stated in
Section 12, Products and Inventory Items shall be considered damaged when the actual unit has been marred in any manner, including, but not limited to, scratched, dented, water stained or stained by any other substance, crushed, punctured, and/or when the item has obvious damage detected by rattling sound. Any Inventory Items that is not resalable as a new product, due to any visual defects or obvious internal damage, shall be considered damaged.

     7.   INSURANCE.

          (a) In-bound Shipment. CellStar shall not be responsible for insuring in-bound shipments of Inventory Items, nor shall it be responsible for any loss or damage incurred during such shipment. However, CellStar will assist MCI in filing and resolving any freight claims.

          (b) Warehouse Inventory. CellStar shall insure, and provide proof of insurance to MCI, naming MCI as beneficiary, the full replacement value of the Inventory Items stored in the Warehouse at any time. CellStar shall also maintain property and liability insurance as set forth in Section 23 of this Agreement. In addition, CellStar will promptly notify MCI in writing of any claims filed that relate in whole or in part to any Inventory Items. With respect to any such claims disputed in whole or in part by the insurance carrier, CellStar will notify MCI of the dispute, provide MCI with such information as may be requested by MCI in writing and shall not settle such claims (insofar as they relate to the Inventory Items) for less than the full value thereof without the written approval of MCI.

          (c) Out-bound Shipment. Unless otherwise stated in the Agreement, CellStar shall insure at MCI's cost all out-bound freight shipments for the full replacement value of the Products and Inventory Items being transported to any Communication Center.

     8. WAREHOUSE ACCESS. MCI shall have access to the warehouse during CellStar's normal working hours, upon two (2) hours prior notice to CellStar, for the purpose of inspecting Inventory Items, evaluating damaged Inventory Items, performing Inventory Item counts and other reasonable requirements.

                                 ATTACHMENT A
                                INVENTORY ITEMS

MCI PAGERS

PART NUMBER                DESCRIPTION          FREQUENCY             COV

BPNXA86BLK002              PRONTO BLACK          929.8625             L

BBFXA86BLK002              BRAVO BLACK           929.8625             L

BBFXA58BLK002              BRAVO BLACK           929.5875             R/N

BUXXA86BLK002              ULTRA BLACK           929.8625             L

BUXXA86TTL002              ULTRA TEAL            929.8625             L

BUXXA86CIC002              ULTRA CRAN            929.8625             L

BUXXA86BBL002              ULTRA BLUE            929.8625             L

BUXXA58BLK002              ULTRA BLACK           929.5875             R/N

BAGXA86BLK002              ADVISOR BLACK         929.8625             L

BAGXA58BLK002              ADVISOR BLACK         929.5875             R/N

BAGXA86BLK002S             ADVISOR BLACK         929.8625             L
                           SPORTS

BAGXA58BLK002S             ADVISOR BLACK         929.5875             R/N
                           SPORTS

BUXRE70BLK002              ULTRA BLACK           158.7000             L

BUXRE10BLK002              ULTRA BLACK           158.1000             L

BUXRD84BLK002              ULTRA BLACK           152.8400             L

BPNXA96BLK002              PRONTO BLACK          929.9625             L

BPNXA73BLK002              PRONTO BLACK          929.7375             L

BBFXA96BLK002              BRAVO BLACK           929.9625             L

BBFXA96TTL002              BRAVO TEAL            929.9625             L

BBFXA96CIC002              BRAVO CRAN            929.9625             L

BBFXA96BBL002              BRAVO BLUE            929.9625             L

PART NUMBER                DESCRIPTION           FREQUENCY            COV

BBFXA86TTL002              BRAVO TEAL            929.8625             L

BBFXA86CIC02               BRAVO CRAN            929.8625             L

BBFXA86BBL002              BRAVO BLUE            929.8625             L

BBFXA73BLK002              BRAVO BLACK           929.7375             L

BBFXA73TTL002              BRAVO TEAL            929.7375             L

BBFXA73CIC002              BRAVO CRAN            929.7375             L

BBFXA73BBL002              BRAVO BLUE            929.7375             L

BUXXA96BLK002              ULTRA BLACK           929.9625             L

BUXXA96TTL002              ULTRA TEAL            929.9625             L

BUXXA96CIC002              ULTRA CRAN            929.9625             L

BUXXA96BBL002              ULTRA BLUE            929.9625             L

BUXXA73BLK002              ULTRA BLACK           929.7375             L

BUXXA73TTL002              ULTRA TEAL            929.7375             L

BUXXA73CIC002              ULTRA CRAN            929.7375             L

BUXXA73BBL002              ULTRA BLUE            929.7375             L

BAGXA96BLK002              ADVISOR BLACK         929.9625             L

BAGXA73BLK002              ADVISOR BLACK         929.7375             L

BAGXA96BLK002S             ADVISOR BLACK         929.9625             L
                           SPORTS

BAGXA73BLK002S             ADVISOR BLACK         929.7375             L
                           SPORTS

BUXRD45BIL002              ULTRA BLACK           454.4500             L

BUXXA63BLK002              ULTRA BLACK           929.6375             L

BUXRE78BLK002              ULTRA BLACK           929.7875             L

BUXXA61BLK002              ULTRA BLACK           929.6125             L

PREPAID CALLING CARDS

Holiday Card 30 Unit
Holiday Card 15 Unit
Collectors' Independence Day 4 30 Units
Collectors' Independence Day 4 30 Units (Promotional Cards)

UNITED ARTIST THEATERS PROMOTIONAL MOVIE TICKETS

FULFILLMENT, COLLATERAL AND PROMOTIONAL MATERIALS

Including, but not limited to:


User Guide and Terms & Conditions
Warranty Cards
Box Sleeves
Alpha Paging Software
Sweepstakes Cards
Paging Correspondence Maps
Sports Paging Brochures
Other Brochures
Other Promotional Materials
Sales Aids
Long Distance Welcome Letters
Buckslips
Greeter Flyers
Other Collateral Materials

                                 ATTACHMENT B
                                 SERVICE FEES


     Service                                    Price Per Unit/Product
     -------                                    ----------------------

     Assembly:

       Private Label Packaging of Pagers                [REDACTED]
          (Individual packaging of pagers
          approved and requested by MCI)

     Order Fulfillment:

       A negotiated flat fee per order processed        [REDACTED]
       and shipped to each "ship to" address,
       including but not limited to the following aspects of Inventory Item handling and management:

          *Receiving
          *Scanning in ESN's
          *Storage
          *Picking, Packing and Prepping for Shipping
          *Freight Processing
          *Scanning Out ESN's
          *Reporting

     Returns Processing
     (For Inventory Items Only):

     MCI Pager Returns Handling Fee                     [REDACTED]

     1-800-Number Fulfillment

          (OEM Accessories available through a transparent phone catalog sales system, based on credit card purchases only.) The Service Fee shall be in the form of a margin split with MCI: [REDACTED] to CellStar and [REDACTED] to MCI. CellStar shall receive the first [REDACTED] of margin on the total purchase prior to MCI receiving its [REDACTED] share. If CellStar's [REDACTED] share constitutes less than [REDACTED], CellStar is entitled to collect that total amount only and

__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

          MCI shall not owe CellStar the difference between that amount and [REDACTED]. (For example, on a [REDACTED] item the split would be [REDACTED] CellStar/[REDACTED] MCI, on an [REDACTED] item the split would be [REDACTED] CellStar/[REDACTED] MCI, and on a [REDACTED] item the split would be [REDACTED] CellStar/[REDACTED] MCI.) All such credits owed to MCI shall be issued in accordance with the provisions of Section 4(i) of the Agreement.

__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

                                 ATTACHMENT C


                   I.   INVENTORY ITEM RECEIVING PROCEDURES


     1. Vendors and MCI shall create notification procedures reasonably acceptable to CellStar regarding shipments of Inventory Items into the Warehouse.

     2. MCI and/or MCI vendors shall provide CellStar the following information:

          (a)  MCI Purchase Order number
          (b)  Vendor shipping reference number
          (c)  Number of pieces and weight and dimensions of shipment
          (d)  Loading address
          (e)  Name and telephone number of contact person
          (f)  Hours of operation
          (g)  Description of item (including SKU number)
          (h)  Cost of good

     3. CellStar shall accept Inventory Items and verify bills of lading for correct address, pallet and box/piece counts. Any discrepancies such as shortages, overages or any damage to the Inventory Items shall be notated on the bill of lading and signed by the receiving personnel.

     4. CellStar shall verify Inventory Items against the MCI vendor's pack list and note any discrepancies. A receiving exception report shall be completed describing any discrepancies, including missing and/or damaged Inventory Items and forward to MCI within two (2) business days of CellStar's receipt of shipment.

     5. CellStar agrees to return any damaged Inventory Items to the MCI vendor in accordance with instructions to be provided by MCI.

     6. Within one (1) business day following receipt at CellStar's warehouse, CellStar shall enter the serial numbers for all incoming pagers into CellStar's inventory management system and generate the reports required pursuant to the terms of this Agreement.

                         II.  MCI PAGER RETURN PROGRAM

MCI Kiosk Policy
     -    30 day returns/exchange policy is in effect at the kiosk level.
     -    MCI will establish a policy for the kiosks to return pagers.
     - The kiosks will call CellStar for a return authorization ("RA") for return of the pagers.

MCI Agreement with PageNet
     - PageNet will take all pagers back. PageNet and MCI have agreed to appropriate crediting terms and charges for such returns.

MCI Return to CellStar
     - Pagers will be returned to CellStar twice a month or as otherwise determined by MCI.

CellStar Responsibilities
     - CellStar will verify the pagers received against the RA issued to the kiosks.
     - CellStar is responsible for sorting MCI pagers contained in each return shipment from other returned items in the same shipment (including CellStar pagers sold to customers by CellStar prior to the closing of the Asset Purchase Agreement). No triage will be performed.
     -    CellStar will sort pagers by SKU or serial number.
     - CellStar will post credit by SKU or serial number through the system to the kiosk and within the system to the MCI Inventory Item Inventory Return Branch Plant (as defined in the Interim Services Agreement).
     - CellStar will return pagers to PageNet twice a month or as otherwise determined by MCI.
     - CellStar will provide PageNet with advance notice of such returns and cooperate with PageNet's return procedures.
     - CellStar will issue a return to PageNet which will relieve MCI's Inventory and establish a receivable in MCI's records against PageNet for the return credit.
     - CellStar will track such returns in accordance with other procedures that are mutually agreed upon in writing by the parties.
     - Within two (2) business days of shipment to PageNet, CellStar will provide closed loop reporting which includes MCI pagers to be received by SKU, MCI pagers actually received by SKU, MCI pagers waiting to be shipped to PageNet by SKU, and MCI pagers shipped to PageNet by SKU.

CellStar Charges
     - CellStar will charge MCI a $0.25 handling fee for each MCI pager that is returned to CellStar.
     - CellStar will charge MCI for the actual freight costs (including insurance) incurred to return the MCI pagers to PageNet.

                                   EXHIBIT D


                LIMITED WARRANTY FOR NON-OEM ACCESSORY PRODUCTS
                -----------------------------------------------


--------------------------------------------------------------------------------
                                LIMITED WARRANTY

CellStar extends this limited warranty directly to you, the original end-user purchaser of its products, provided your purchase was made in Canada, the United States or Latin America. If you sell or otherwise transfer the product, warranty coverage automatically terminates. If any part of your CellStar product (except for batteries) was defective in material or workmanship on the date of purchase, return it with proof of purchase to the place of purchase (in the U.S. only) and CellStar will, at its option, either repair or replace it with a new or rebuilt part at no charge to you for parts or labor.

If any part of your CellStar battery was defective in material or workmanship on the date of purchase, return it with proof of purchase within 2 years of the date of purchase to the place of purchase (in the U.S. only) and CellStar will, at its option, either repair or replace it with a new or rebuilt part at no charge to you for parts or labor.

LIMITATIONS. This limited warranty does not cover products which have been improperly installed, repaired or maintained or which have been subjected to misuse, abuse, accident, physical damage, abnormal operation or handling, neglect, exposure to fire, water or excessive changes in climate or temperature; or operation outside of published maximum ratings and/or acts of God; cosmetic items; products on which warranty stickers or product serial numbers have been removed, altered or rendered illegible; inadequate signal reception by the antenna; or the cost of installation, removal or reinstallation.

THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND EXCLUDES ALL LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR ANY CAUSE WHATSOEVER. Some states and countries do not allow limitations on implied warranty durations, or the exclusion or limitation of incidental or consequential damages, so that the above limitation or exclusion may not apply to you. This warranty gives you specific legal rights, and you may also have other rights which vary from state to state and from country to country.

EXCLUSION AND DISCLAIMER OF ANY AND ALL EXPRESS AND IMPLIED WARRANTIES BY MCI. This accessory is not manufactured by MCI but is supplied to MCI by CellStar. Therefore, MCI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THIS ACCESSORY. However, this accessory is covered by CellStar's limited warranty.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Please fill out and return this postage paid card to put your accessory product limited warranty in effect. (See package insert for specific warranty information.)


          Name:
                ------------------------------------------------------------
          Street Address:
                          --------------------------------------------------
          City:                            State:                Zip:
                --------------------------        --------------      ------
          Location of Purchase:
                                --------------------------------------------
          Part Number:                     Date of Purchase:
                       -------------------                   ---------------
          MCI
--------------------------------------------------------------------------------

                                   EXHIBIT E


                                  TRADEMARKS
                                  ----------



                                Essentials/TM/
                                  CellStar/R/